Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 16, 2020 relating to the consolidated financial statements of ASLAN Pharmaceuticals Limited, appearing in the Annual Report on Form 20-F of ASLAN Pharmaceuticals Limited for the year ended December 31, 2021.

/s/ Deloitte & Touche

Deloitte & Touche

Taipei, Taiwan

Republic of China

March 25, 2022